[Clearing Agency Legend]


                                                           Exhibit 4(f)

               Certificate Number       Number of Preferred Securities

                    P-                  CUSIP NO.

                     Certificate Evidencing Preferred Securities

                                          of

                                TU Electric Capital II


                      ___% Trust Originated Preferred Securities
                   (liquidation amount $25 per Preferred Security)




                    TU Electric Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that ____________ (the "Holder") is the registered owner of _____ (_____) preferred securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the TU Electric Capital I ___% Trust Originated Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 or 5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ ___, 1995, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Preferred Securities as set forth therein. The holder of this certificate is entitled to the benefits of the Guarantee Agreement of Texas Utilities Electric Company, a Texas corporation, and The Bank of New York, as guarantee trustee, dated as of _______ ___, 1995 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.


                    Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.


                    IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate for and on behalf of the Trust this ____ day of _________, 1995.



                                        TU ELECTRIC CAPITAL II



                                          By:
                                             ---------------------------
                                               not in his (her) individual
                                               capacity, but solely as
                                               Administrative Trustee

                                      ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

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          (Insert assignee's social security or tax identification number)

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          (Insert address and zip code of assignee)

          and irrevocably appoints

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          agent to transfer this Preferred Securities Certificate on the books of the Trust. The agent may substitute another to act for him or her.


          Date:
               ------------------

          Signature:
                    --------------------------


          (Sign exactly as your name appears on the other side of this Preferred Securities Certificate)